UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 31, 2006

PLY GEM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-114041                                                             20-0645710
(Commission File Number)                                                 (IRS Employer Identification No.)

185 PLATTE CLAY WAY
KEARNEY, MISSOURI                                                     64060
(Address of Principal Executive Offices)                                           (Zip Code)

(800) 800-2244
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In connection with the acquisition (“Acquisition”) by Ply Gem Industries, Inc. (“Ply Gem”) of Alcoa Home Exteriors, Inc. (“AHE”), referenced under Item 2.01 below, Ply Gem has entered into certain material definitive agreements. AHE is a manufacturer of vinyl siding, aluminum siding, injection molded shutters and vinyl, aluminum and injection molded accessories.

Set forth below are brief descriptions of the material terms and conditions of each such definitive agreement. The descriptions set forth below do not purport to be complete and are qualified in their entirety by reference to the definitive agreements attached as exhibits to this Form 8-K.

Fourth Amended and Restated Credit Agreement and Second Lien Credit Agreement

Ply Gem entered into the Fourth Amended and Restated Credit Agreement on October 31, 2006 (the “First Lien Credit Agreement”), originally dated as of February 12, 2004, first amended and restated as of March 3, 2004, second amended and restated as of August 27, 2004 and third amended and restated as of February 24, 2006 among Ply Gem, as the U.S. borrower, CWD Windows and Doors, Inc. (the “Canadian Borrower”), Ply Gem Holdings, Inc. (“Holdings”), the subsidiary guarantors party thereto, the lenders party thereto, UBS Securities LLC and Deutsche Bank Securities, Inc., as joint lead arrangers and bookrunners and UBS AG, Stamford Branch, as administrative agent whereby Ply Gem borrowed an additional $187.0 million in U.S. term loans to fund the Acquisition and pay transaction costs and expenses related thereto.

Ply Gem entered into the Second Lien Credit Agreement on October 31, 2006 (the “Second Lien Credit Agreement”, and together with the First Lien Credit Agreement, the “Credit Facilities”), by and among Ply Gem, as borrower, Holdings, the subsidiary guarantors party thereto, the lenders party thereto, UBS Securities LLC and Deutsche Bank Securities, Inc., as joint lead arrangers and bookrunners and UBS AG, Stamford Branch, as administrative agent whereby Ply Gem borrowed $105.0 million in term loans to fund the Acquisition and pay transaction costs and expenses related thereto.

Ply Gem’s obligations under the Credit Agreements are guaranteed by Holdings and all of Ply Gem’s existing and future direct and indirect subsidiaries (including AHE), subject to exceptions for foreign subsidiary guarantees to the extent such guarantees would be prohibited by applicable law or would result in materially adverse tax consequences and other exceptions.

Under the First Lien Credit Agreement the obligations of the Canadian Borrower are guaranteed by Holdings, Ply Gem and all of the existing and future direct or indirect subsidiaries of the Canadian Borrower and are effectively guaranteed by all subsidiaries guaranteeing Ply Gem’s obligations under the senior credit facilities.

The indebtedness under the First Lien Credit Agreement is secured, subject to certain exceptions, by: (i) a perfected pledge of the equity interests of Ply Gem and its direct and indirect subsidiaries, (ii) a perfected security interest in all of the personal property of Ply Gem and its direct and indirect subsidiaries, and (iii) mortgages on certain real property of Ply Gem and its subsidiaries. The indebtedness of the Canadian Borrower is secured, subject to certain exceptions, by: (i) a perfected pledge of equity interests (ii) a perfected security interest in the personal property and (iii) mortgages on certain real property of the Canadian Borrower and its subsidiaries.

The indebtedness under the Second Lien Credit Agreement is secured, subject to certain exceptions, by: (i) a pledge of the equity interests of Ply Gem and its direct and indirect subsidiaries, (ii) a perfected security interest in all of the personal property of Ply Gem and its direct and indirect subsidiaries, and (iii) mortgages on certain real property of Ply Gem and is subsidiaries.

The interest rates per annum applicable to loans under the Credit Facilities are, at Ply Gem's option, equal to either a base rate plus an applicable interest margin, or an adjusted LIBOR rate plus an applicable interest margin.

The term loans provided under the First Lien Credit Agreement will mature on August 15, 2011, and will amortize in an amount equal to 1% per annum of the initial principal amount outstanding, payable in equal quarterly installments beginning on December 31, 2006 and ending on March 31, 2011, with the balance payable on August 15, 2011.

The loans provided under Second Lien Credit Agreement will not amortize, and the entire balance is payable on November 15, 2011.

The Credit Agreements contain affirmative, negative and financial covenants customary for such financings. The First Lien Credit Agreement requires Ply Gem to maintain the following financial covenants on a quarterly basis:

o     maximum total leverage ratio of 6.50 to 1.0 until December 31, 2007; thereafter, the maximum total leverage ratio that Ply Gem is permitted to have declines over time, from 6.50 to 1.0 to 5.25 to 1.0;

o     minimum interest coverage ratio of 1.50 to 1.0 until March 29, 2008; thereafter, the minimum interest coverage ratio that Ply Gem is required to have increases over time up to 1.75 to 1.0; and

o     limitation of capital expenditures, subject to carryover amounts, to an aggregate of $55.0 million in any fiscal year.

The Second Lien Credit Agreement requires Ply Gem to maintain the following financial covenants on a quarterly basis:

o     maximum total leverage ratio of 7.00 to 1.0 until December 31, 2007; thereafter, the maximum total leverage ratio that Ply Gem is permitted to have declines over time, from 7.00 to 1.0 to 5.75 to 1.0; and

o     minimum interest coverage ratio of 1.35 to 1.0 until March 29, 2008; thereafter, the minimum interest coverage ratio that Ply Gem is required to have increases over time up to 1.60 to 1.0;

Certain mandatory prepayments under the Credit Facilities will be required upon the occurrence of certain events, including the incurrence of certain additional indebtedness and the sale of certain assets.

The Credit Facilities contain events of default customary for such financings, including but not limited to nonpayment of principal, interest, fees or other amounts when due; violation of covenants; failure of any representation or warranty to be true in all material respects when made or deemed made; cross default and cross acceleration; certain ERISA events; change of control; dissolution; insolvency; bankruptcy events; material judgments; and actual or asserted invalidity of the guarantees or security documents. Some of these events of default allow for grace periods and materiality concepts.

The First Lien Credit Agreement and the Second Lien Credit Agreement are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Certain of the lenders, arrangers and agents, or their affiliates, have acted as lenders, arrangers or agents in connection with the Credit Facilities, and as initial purchasers of Ply Gem’s 9% senior subordinated notes due 2012., and from time to time may provide investment banking and financial advisory services to Ply Gem.

Other than as described above, there are no material relationships, other than in respect of the Credit Facilities between UBS Securities LLC, Deutsche Bank Securities, Inc. and the other parties thereto, and Ply Gem or its affiliates, or any officer or director of Ply Gem, or any associate of any officer or director of Ply Gem.

Third Supplemental Indenture

In connection with the Acquisition, on October 31, 2006, Ply Gem, AHE and U.S. Bank National Association, as trustee (the “Trustee”), entered into the Third Supplemental Indenture (the “Third Supplemental Indenture”) to the Indenture, dated as of February 12, 2004, among Ply Gem, the Trustee and the guarantors party thereto, as amended by the First and Second Supplemental Indentures, dated as of August 27, 2004 and February 24, 2006, respectively, among Ply Gem, the Trustee and the guarantors party thereto, whereby AHE became a guarantor of the $360 million aggregate principal amount outstanding of Ply Gem’s 9% senior subordinated notes due 2012.

The Third Supplemental Indenture is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

There are no material relationships, other than in respect of the Indenture, between the Trustee and Ply Gem or any of its affiliates or any officer or director of Ply Gem, or any associate of any officer or director of Ply Gem.

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 31, 2006, Ply Gem completed the Acquisition of AHE in accordance with a Stock Purchase Agreement entered into among Ply Gem, Alcoa Securities Corporation and Alcoa Inc, as amended by the First Amendment thereto, dated October 31, 2006 (as amended, the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, Ply Gem purchased all of the issued and outstanding shares of common stock of AHE so that, immediately following the completion of such purchase, AHE became wholly owned by Ply Gem. The purchase price paid by Ply Gem was approximately $305.0 million of cash.

There were no material relationships, other than in respect of the Acquisition, between AHE and Ply Gem or any of its affiliates, or any officer or director of Ply Gem, or any associate of any officer or director of Ply Gem. The Acquisition was the result of an arm’s-length negotiated transaction by the parties.

The Stock Purchase Agreement contains representations and warranties that the parties to the agreement made to, and solely for the benefit of, each other. The assertions embodied in the representations and warranties made by AHE are qualified by information in a confidential disclosure letter that AHE delivered to Ply Gem in connection with signing the Stock Purchase Agreement. While Ply Gem does not believe that the disclosure letter contains non-public information that the securities laws require to be publicly disclosed, the disclosure letter does contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Stock Purchase Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, because (i) they were only made as of the date of the Stock Purchase Agreement or a prior, specified date, (ii) in some cases they are subject to materiality, material adverse effect or knowledge qualifiers, and (iii) they are modified in important part by the confidential disclosure letter. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Report under the headings “Fourth Amended and Restated Credit Agreement and Second Lien Credit Agreement” and “Third Supplemental Indenture” is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements And Exhibits

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days following the date on which this current report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days following the date on which this current report on Form 8-K must be filed.

(d)	Exhibits.

 2.1 Stock Purchase Agreement, dated as of September 22, 2006, among Ply Gem  Industries, Inc., Alcoa Securities Corporations and Alcoa Inc.

2.2	First Amendment to Stock Purchase Agreement, dated as of October 31, 2006.

4.1	Third Supplemental Indenture, dated as of October 31, 2006, among Ply Gem Industries, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee.

10.1
Fourth Amended and Restated Credit Agreement, dated as of October 31, 2006, among Ply Gem Industries, as the U.S. borrower, CWD Windows and Doors, Inc., as the Canadian borrower, Ply Gem Holdings, Inc. and the other guarantors party thereto, as guarantors, the lenders party thereto, and UBS Securities LLC and Deutsche Bank Securities, Inc., as joint lead arrangers and bookrunners.

10.2
Second Lien Credit Agreement, dated as of October 31, 2006, among Ply Gem Industries, as borrower, Ply Gem Holdings, Inc. and the other guarantors party thereto, as guarantors, the lenders party thereto, and UBS Securities LLC and Deutsche Bank Securities, Inc., as joint lead arrangers and bookrunners.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 6, 2006

PLY GEM HOLDINGS, INC.

By:  /s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT LIST

Exhibit	Description
2.1	Stock Purchase Agreement, dated as of September 22, 2006, among Ply Gem Industries, Inc., Alcoa Securities Corporations and Alcoa Inc
2.2	First Amendment to Stock Purchase Agreement, dated as of October 31, 2006.
4.1	Third Supplemental Indenture, dated as of October 31, 2006, among Ply Gem Industries, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee
10.1
Fourth Amended and Restated Credit Agreement, dated as of October 31, 2006, among Ply Gem Industries, as the U.S. borrower, CWD Windows and Doors, Inc., as the Canadian borrower, Ply Gem Holdings, Inc. and the other guarantors party thereto, as guarantors, the lenders party thereto, and UBS Securities LLC and Deutsche Bank Securities, Inc., as joint lead arrangers and bookrunners.

10.2
Second Lien Credit Agreement, dated as of October 31, 2006, among Ply Gem Industries, as borrower, Ply Gem Holdings, Inc. and the other guarantors party thereto, as guarantors, the lenders party thereto, and UBS Securities LLC and Deutsche Bank Securities, Inc., as joint lead arrangers and bookrunners.